SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 28, 2014

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 27, 2014, Douglass T. Simpson, President and Chief Executive Officer of Corgenix Medical Corporation (the “Company”), and Scott Garrett, Chairman of Orgentec Diagnostika (“Orgentec”), led a town hall meeting with employees of the Company to provide information about the proposed acquisition of the Company by Orgentec pursuant to the previously disclosed Agreement and Plan of Merger by and among the Company, Centennial Medical Holdings, Inc. (an affiliate of Orgentec) and Centennial Integrated, Inc. dated as of August 27, 2014.  Mr. Simpson announced at the meeting that he and Mr. William H. Critchfield, Chief Financial Officer of the Company, do not expect to be retained by Orgentec once the proposed acquisition is finalized and closed, which is expected to occur in the fourth quarter of 2014.  Mr. Simpson expects to continue with the Company as a consultant.  Orgentec, though, does not anticipate any jobs cuts, layoffs or major restructurings as a result of the proposed acquisition.  In addition, Orgentec expects that Broomfield, Colorado will continue to be the center of the Company’s commercial operations.  A copy of the minutes from the meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

We caution you that this document may contain disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company and the Merger. Forward-looking statements include statements in which we use words such as “expect,” “believe,” “anticipate,” “intend,” or similar expressions. These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties. Factors that could cause events not to occur as expressed in the forward-looking statements in this document include, but are not limited to, unanticipated delays; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted with respect to the Merger; and the inability to complete the Merger due to the failure to obtain the shareholder approval or the failure to satisfy other closing conditions, as well as other risk factors detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC on September 30, 2013 under the captions “Forward Looking Statements” and “Risk Factors” and otherwise in the Company’s reports and filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. The Company assumes no obligation to update, revise or correct any forward-looking statements after the date of this document or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.

Additional Information about the Merger and Where to Find It

This document may be deemed to be solicitation material with respect to the Merger. In connection with the Merger, the Company intends to file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission (the “SEC”). Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the shareholders of the Company. THE COMPANY’S INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The proxy statement and other relevant materials (when they become available), and any and all documents filed or furnished by the Company with or to the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, the Company’s investors and security holders may obtain free copies of the documents filed or furnished by the Company with or to the SEC by directing a written request to Corgenix Medical Corporation, 11575 Main Street, Suite 400, Broomfield, Colorado 80020, Attention: William H. Critchfield.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company with respect to the special meeting of shareholders that will be held to consider the Merger. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, which was filed with the SEC on September 30, 2013, and is supplemented by other public filings made, and to be made, with the SEC by the Company. Information regarding the direct and indirect interests of the Company, its executive officers and directors and other participants in the solicitation will be set forth in the proxy statement relating to the Merger when it becomes available and may, in some cases, be different from those of the Company’s security holders generally.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description

99.1	Minutes of Town Hall Meeting of Corgenix Medical Corporation held on August 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2014	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Minutes of Town Hall Meeting of Corgenix Medical Corporation held on August 28, 2014.